UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report: October 2, 2024 (Date of earliest event reported: October 1, 2024)

RBC BEARINGS INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-40840	95-4372080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Tribology Center

Oxford, CT 06478

(Address of principal executive offices) (Zip Code)

(203) 267-7001

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RBC	New York Stock Exchange
5.00% Series A Mandatory Convertible Preferred Stock, par value $0.01 per share	RBCP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 1, 2024, the Board of Directors of RBC Bearings Incorporated (the “Company”) elected Frederick J. Elmy a director of the Company to fill a vacancy on the Board, as a result of which the Company now has nine directors. He is a Class III director and will serve until the Company’s annual meeting of stockholders in 2025. He will receive the standard compensation paid by the Company to its independent directors, consisting of (i) $50,000 of annual cash compensation, paid quarterly, and (ii) an annual grant of stock options and restricted stock at the discretion of the Compensation Committee and upon approval of the Board. Mr. Elmy is joining the Company’s Audit Committee, and the Board has determined that he is an “audit committee financial expert” for purposes of the SEC’s regulations.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release of RBC Bearings Incorporated dated October 1, 2024.

104	Cover page interactive data file (embedded within the inline XBRL document)

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: October 2, 2024

RBC BEARINGS INCORPORATED

By:	/s/ John J. Feeney
John J. Feeney
Vice President, General Counsel and Secretary

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